Exhibit 99.4

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

BALANCE SHEET

AS OF DECEMBER 31, 2011

ASSETS

	Dakota Plains Holdings, Inc. and Subsidiaries (formerly MCT Holding Corporation)	Dakota Plains, Inc. and Subsidiaries	Pro Forma Adjustments	Notes	Pro Forma Combined
CURRENT ASSETS
Cash and Cash Equivalents	$3,210	$1,753,665	$(3,210)		$1,753,665
Inventory	1,150		(1,150)	(a)	—
Prepaid Expenses	—	16,756			16,756
Deferred Tax Asset	—	2,307,000			2,307,000
Total Current Assets	4,360	4,077,421	(4,360)		4,077,421

PROPERTY AND EQUIPMENT
Land	—	1,053,576			1,053,576
Site Development	—	2,329,660			2,329,660
Other Property and Equipment	—	42,075			42,075
Total Property and Equipment	—	3,425,311			3,425,311
Less - Accumulated Depreciation		259,520			259,520
Total Property and Equipment, Net	—	3,165,791			3,165,791

PREFERRED DIVIDEND RECEIVABLE	—	317,808			317,808

INVESTMENT IN DPTS MARKETING, LLC	—	11,996,571			11,996,571

INVESTMENT IN DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC	—	2,890,280			2,890,280

Total Assets	$4,360	$22,447,871	$(4,360)		$22,447,871

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$3,276	$32,616	$(3,276)		$32,616
Income Taxes Payable	—	—			—
Accrued Expenses	—	80,661			80,661
Derivative Liability	—	5,540,000			5,540,000
Deferred Rental Income	—	125,164			125,164
Total Current Liabilities	3,276	5,778,441	(3,276)		5,778,441

LONG-TERM LIABILITIES
Promissory Notes	—	9,000,000			9,000,000
Deferred Rental Income	—	125,163			125,163
Deferred Tax Liability	—	460,000			460,000
Total Long-Term Liabilities	—	9,585,163			9,585,163

Total Liabilities	3,276	15,363,604	(3,276)		15,363,604

STOCKHOLDERS’ EQUITY
Preferred Stock	—	—			—
Common Stock	641	37,014			37,655
Additional Paid-In Capital	616,204	10,158,044	(616,845)	(b)	10,157,403
Retained Earnings (Accumulated Deficit)	(615,761)	(3,110,791)	615,761	(c)	(3,110,791)
Total Stockholders’ Equity	1,084	7,084,267	(1,084)		7,084,267

Total Liabilities and Stockholders' Equity	$4,360	$22,447,871	$(4,360)		$22,447,871

The accompanying notes are an integral part of these consolidated financial statements.

(a)	To reflect elimination of assets held by the Company that were not transferred to the surviving entity as part of the merger agreement

(b)	To reflect the elimination of the additional paid-in capital held by the Company that was not transferred to the surviving entity as part of the merger agreement

(c)	To reflect the elimination of the deficit held by the Company that was not transferred to the surviving entity as a part of the merger agreement

(1)

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Dakota Plains Holdings, Inc. and Subsidiaries (formerly MCT Holding Corporation)	Dakota Plains, Inc. and Subsidiaries	Pro Forma Adjustments	Notes	Pro Forma Combined

REVENUES	$7,352	$314,581			$321,933

COST OF GOODS SOLD	900	—			900

GROSS PROFIT	6,452	314,581			321,033

OPERATING EXPENSES
General and Administrative Expense	51,837	3,897,066			3,948,903
Depreciation and Amortization	—	159,275			159,275
Total Operating Expenses	51,837	4,056,341			4,108,178

LOSS FROM OPERATIONS	(45,385)	(3,741,760)			(3,787,145)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	—	4,236,779			4,236,779
Income from Investment in DPTS Marketing, LLC	—	2,314,279			2,314,279
Foregiveness of Debt Income	6,430				6,430
Interest Expense, net of Interest Income	(1,028)	(3,371,812)			(3,372,840)
Loss on Extinguishment of Debt	—	(4,552,500)			(4,552,500)
Other Expense	—	(2,777)			(2,777)
Total Other Income (Expense)	5,402	(1,376,031)			(1,370,629)

LOSS BEFORE INCOME TAXES	(39,983)	(5,117,791)			(5,157,774)

INCOME TAX BENEFIT	—	(2,007,000)			(2,007,000)

INCOME FROM CONTINUING OPERATIONS	$(39,983)	$(3,110,791)			$(3,150,774)

DISCONTINUED OPERATIONS
Loss from operations of discontinued Tanning Salon business (net of $0 in income tax expense)	(49,857)	—			(49,857)
Loss on disposal of discontinued operations (net of $0 in income tax expense)	(7,974)	—			(7,974)
Loss From Discontinued Operations	(57,831)	—			(57,831)

NET LOSS	$(97,814)	$(3,110,791)			$(3,208,605)

LOSS PER OUSTANDING SHARE - BASIC & DILUTED
Continuing Operations	$(0.06)				$(0.09)
Operations of discontinued Tanning Salon business	$(0.08)				$(0.00)
Loss on disposal of discontinued operations	$(0.01)				$(0.00)
Net Loss Per Common Share – Basic and Diluted	$(0.15)				$(0.09)

Weighted Average Shares Outstanding - Basic and Diluted	640,200		35,214,940	(a)	35,855,140

The accompanying notes are an integral part of these consolidated financial statements.

(a)	To reflect the issuance of the Company's shares in conjunction with the acquisition (excluding shares subject to vesting).

(2)